                                                                                                                                                                    EXHIBIT 10.37

SEPARATION AGREEMENT AND RELEASE

        This Separation Agreement and Release (the "Agreement") is made by and between Sagent Technology, Inc. (the "Company") and Richard Ghiossi ("Executive").

        WHEREAS, Executive was employed by the Company;

        WHEREAS, the Company and Executive entered into a Confidentiality, Assignment and Restrictions Agreement (the "Confidentiality Agreement");

        WHEREAS, the Company and Executive entered into an Indemnification Agreement (the "Indemnification Agreement");

        WHEREAS, the Company and Executive have entered into a Stock Option Agreement dated November 26, 2001 granting Executive the option to purchase shares of the Company's common stock subject to the terms and conditions of the Company's 1998 Stock Option Plan and the Stock Option Agreement (the "Stock Agreements");

        WHEREAS, Executive's employment with the Company was terminated effective September 30, 2002 (the "Termination Date");

        WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Executive may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Executive's employment with, or separation from, the Company;

        NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (jointly referred to as "the Parties") hereby agree as follows:

        1. Consideration.

                a. Cash. The Company agrees to pay Executive at the rate of SEVEN-THOUSAND,TWO-HUNDRED NINETY-ONE DOLLARS AND SIXTY-SIX CENTS ($7,291.66) bi-monthly, less applicable withholding, for three (3) months from the first regular payroll date following the Effective Date (the "Payment Period") in accordance with the Company's regular payroll practices. The total severance amount will be FORTY-THREE THOUSAND, SEVEN-HUNDRED FORTY-NINE DOLLARS AND NINETY-NINE CENTS ($43,749.99), less applicable withholdings. During the Payment Period, Executive will not be entitled to accrual of any employee benefits, including, but not limited to, vacation benefits or bonuses.

                b. Contingent Bonus. The Company agrees to pay Executive a bonus (the "Merger Bonus"), in the applicable amount as set forth below, less applicable withholdings, if the Company consummates a merger with Actuate (the "Merger") on or before February 1, 2003 (the "Merger Deadline"). If the Company and Actuate do not consummate the Merger on or before the Merger Deadline, then Executive shall not be entitled to a bonus

                        i. If the Company and Actuate consummate the Merger on or before the Merger Deadline, and, at the time of the Merger, the Company is valued (based on the value of the Merger consideration at the time of the closing of the Merger) in the amount of TEN MILLION DOLLARS ($10,000,000.00), or less, then the Merger Bonus shall equal FIFTY-THOUSAND DOLLARS ($50,000.00), less applicable withholdings.

                        ii. If the Company and Actuate consummate the Merger on or before the Merger Deadline, and, at the time of the Merger, the Company is valued (based on the value of the Merger consideration at the time of the closing of the Merger) over TEN MILLION DOLLARS ($10,000,000.00), then the Merger Bonus shall equal ONE-HUNDRED THOUSAND DOLLARS ($100,000.00), less applicable withholdings.

                        iii. The Company shall pay the Merger Bonus to Executive within thirty (30) days after the Merger closing date.

                c. Contingent Bonus. To the extent and at the discretion of the Executive Compensation Committee, Executive may be entitled to a quarterly management bonus for the third quarter of 2002 payable in accordance with company guidelines.

        2. Stock. The Parties agree that for purposes of determining the number of shares of the Company's common stock which Executive is entitled to purchase from the Company, pursuant to the exercise of outstanding options, the Executive will be considered to have vested only up to the Termination Date. Executive acknowledges that as of the Termination Date, he will have vested in thirty-four thousand, three-hundred seventy five (34,375) options and no more. The exercise of any stock options shall continue to be subject to the terms and conditions of the Stock Agreements.

        3. Benefits. Executive's health insurance benefits shall cease on December 31, 2002, subject to Executive's right to continue his health insurance under COBRA. Executive's participation in all other benefits and incidents of employment ceased on the Termination Date. Executive ceased accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Termination Date.

        4. Payment of Salary. Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, housing allowances, relocation costs, interest, severance, outplacement costs, fees, stock, stock options, vesting, commissions and any and all other benefits and compensation due to Executive.

        5. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the "Releasees"). Executive hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

                a. any and all claims relating to or arising out of Executive's employment relationship with the Company and the termination of that relationship;

                b. any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers' compensation and disability benefits;

                d. any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act, and the California Labor Code;

                e. any and all claims for violation of the federal, or any state, constitution;

                f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                g. any and all claims for attorneys' fees and costs.
Executive acknowledges and agrees that any breach by him of this paragraph or of his obligations under paragraphs 7 or 14 hereof or of any provision of the Confidentiality Agreement, shall constitute a material breach of this Agreement, and shall entitle the Company immediately to recover the consideration provided to

        Executive by this Agreement, except as provided by law. Except as provided by law, Executive shall also be responsible to the Company for all costs, attorneys' fees and any and all damages incurred by the Company in: (a) enforcing his obligations under this paragraph, paragraphs 7 and 14 and the Confidentiality Agreement, including the bringing of any action to recover the consideration, and (b) defending against a claim brought or pursued by Executive in violation of the terms of this Agreement.

        Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

        6. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

        7. California Civil Code Section 1542. Executive represents that he is not aware of any claims against any of the Releasees. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

        8. No Future Lawsuits. Executive represents that he does not intend to bring any claims on behalf of Executive or on behalf of any other person or entity against the Company or any other person or entity referred to herein

        9. Non-Disparagement. Executive agrees to refrain from any defamation, libel or slander of the Company or tortious interference with the contracts and relationships of the Company. All inquiries by potential future employers of Executive will be directed to the Company's Human Resources Department. Upon inquiry, the Company shall only state the following: Executive 's last position and dates of employment.

        10. Application for Employment. Executive understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, and he hereby waives any right, or alleged right, of employment or re-employment with the Company. Executive further agrees that he will not apply for employment with the Company.

        11. Confidentiality. Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement and the consideration for this Agreement (hereinafter collectively referred to as "Separation Information"). Except as required by law, Executive may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive's undersigned counsel, his accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Executive agrees that he will not publicize, directly or indirectly, any Separation Information.

        Executive acknowledges and agrees that the confidentiality of the Separation Information is of the essence. Executive hereby agrees to be responsible in liquidated damages, as set forth below, if he breaches any of the foregoing terms or in any way divulges any part of the Separation Information to any unauthorized third party. Any such individual breach or disclosure shall not excuse Executive from his obligations hereunder, nor permit him to make additional disclosures. Executive warrants that he has not to date disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party.

        12. LIQUIDATED DAMAGES. THE PARTIES AGREE THAT THE PRECISE AMOUNT OF DAMAGES FLOWING FROM ANY DISCLOSURE IN VIOLATION OF THE CONFIDENTIALITY PROVISION SET FORTH IN PARAGRAPH 11 ABOVE WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO CALCULATE OR PROVE, AND THEREFORE EXECUTIVE AGREES THAT IF HE BREACHES PARAGRAPH 11 ABOVE, PROXIMATELY CAUSING THE ABOVE-DESCRIBED SEPARATION INFORMATION TO BE RECEIVED, DIRECTLY OR INDIRECTLY, BY ANYONE IN VIOLATION OF THE ABOVE CONFIDENTIALITY PROVISION, THE COMPANY SHALL BE ENTITLED TO RECEIVE FROM EXECUTIVE AS LIQUIDATED DAMAGES THE SUM OF TEN THOUSAND DOLLARS ($10,000.00) PER BREACH.

        13. Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company's trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Executive's signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Executive by the Company, developed or obtained by Executive as a result of his employment with the Company, or otherwise belonging to the Company.

        14. No Cooperation. Executive agrees that he will not act in any manner that might damage the business of the Company. The Parties acknowledge that Executive's employment with any of the Company's competitors shall not, in and of itself, constitute a breach of this provision. Executive further agrees that he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance.

        15. No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

        16. Costs. The Parties shall each bear their own costs, attorneys' fees and other fees incurred in connection with the preparation of this Agreement.

        17. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES AND CALIFORNIA LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.

        18. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments provided to Executive or made on his behalf under the terms of this Agreement. Executive agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the payments made hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of: (a) Executive's failure to pay or the Company's failure to withhold, or Executive's delayed payment of, federal or state taxes; or (b) damages sustained by the Company by reason of any such claims, including attorneys' fees and costs.

        19. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

        20. No Representations. Executive represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company which are not specifically set forth in this Agreement.

        21. Severability. In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

        22. Attorneys' Fees. Except as provided in paragraph 5 hereof, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

        23. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive's relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Executive's relationship with the Company, with the exception of the Confidentiality Agreement, the Indemnification Agreement, and the Stock Agreements.

                a. Confidentiality Agreement Exception. Paragraph Six (6) of the Confidentiality Agreement, entitled "Covenant Not To Compete," shall be superseded and replaced by this Separation Agreement. The remaining provisions of the Confidentiality Agreement shall remain in full force and effect.

        24. No Oral Modification. This Agreement may only be amended in writing signed by Executive and the Company's Chief Executive Officer.

        25. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice of law provisions.

        26. Effective Date. This Agreement will become effective after it has been signed by both Parties and their counsel and after seven days have passed since Executive signed the Agreement. Each party has seven days after that party signs the Agreement to revoke it.

        27. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        28. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                a. They have read this Agreement;

                b. They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or have elected not to retain legal counsel;

                c. They understand the terms and consequences of this Agreement and of the releases it contains;

                d. They are fully aware of the legal and binding effect of this Agreement.

        IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                                                                                                    Sagent Technology, Inc.

Dated:                                                                                                          By:
                                                                                                                                Steven R. Springsteel,
                                                                                                                                Chief Operating Officer and
                                                                                                                                Chief Financial Officer

Dated:                                                                                                          By:
                                                                                                                                Richard Ghiossi